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                                                      EXHIBIT 10.52
                                                      -------------

                       CONTRACT MANUFACTURING AGREEMENT

This Agreement is entered into on this 31st day of March, 1995 by and between [*], an [*] corporation [*] and SYNBIOTICS CORPORATION, 11011 Via Frontera, San Diego, CA 92127-1702, a California corporation ("Customer").

WHEREAS, Customer desires to engage [*] to manufacture certain products and perform other services for Customer pursuant to and in accordance with the terms and conditions of this Agreement, and [*] desires to accept such engagement. NOW, THEREFORE, the parties agree as follows:


SECTION 1.  PRODUCTION

1.01 [*] agrees to manufacture and sell and Customer agrees to purchase from [*] those products identified on Exhibit A hereto ("Products") pursuant to and in accordance with the terms and conditions of this Agreement. [*] agrees to perform those additional processes, if any, such as packaging and labeling, in connection with the manufacture of the Products as may be described on Exhibit A hereto. [*] agrees to perform such other services for Customer in connection with the Products as may be described on Exhibit A ("Services"). Customer agrees to compensate [*] for performing the Services in the amounts shown in Exhibit D.

1.02 [*] and Customer agree that the Products will be manufactured in accordance with specifications described in Exhibits B and C hereto ("Specifications"). All operations, manufacturing and control procedures shall be done in accordance with applicable United States Department of Agriculture ("USDA") regulations. [*] warrants that the Products delivered to the Customer hereunder shall conform to the description of and Specifications for the Products attached hereto as Exhibit C and to all applicable USDA regulations and requirements therefor. Further, [*] warrants that all containers employed in the packaging of Product will be free of defect when released by [*] for shipment at its plant, but does not warrant the condition of such containers after handling by common carrier or others.

1.03 All of the Products shall be manufactured by [*] at its plant located in [*].

1.04 [*]'s procedures and practices with respect to manufacturing the Products may be inspected by Customer from time to time during normal business hours upon reasonable notice by Customer. Any input or absence of such from the Customer in conjunction with any reviews or observations shall not be deemed to be approval or disapproval of any procedure or practice. [*] has the final responsibility to manufacture the Products pursuant to the Specifications.


------------
[*] Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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SECTION 2.  SPECIFICATION CHANGES

2.01 The Specifications may be changed at any time by mutual agreement of the parties. Any disagreement concerning revisions to the Specifications shall be resolved by mutual discussion and negotiation. Except to the extent the parties may otherwise agree in writing, any increases in costs resulting from Specification changes (including, but not limited to, those relating to packaging, labeling and raw materials) will be passed through to Customer.

2.02 Customer shall be responsible for the design and content of all packaging, labels and Product inserts. [*] shall obtain all required USDA approvals of such packaging, labels and inserts. Packaging design will be done with the advice and consultation of [*] to ensure compatibility with [*]'s equipment. Customer will be responsible for all costs involved in label changes, updates and any other requested changes by Customer. Any obsolete or unused packaging inventory and labels as a result of Customer's changes will be the responsibility of the Customer and Customer will promptly reimburse [*] therefor.


SECTION 3.  PRICE: PAYMENT

3.01 Customer agrees to compensate [*] for performing the Services in the amounts shown in Exhibit D.

3.02 Prices set forth in Exhibit D will be adjusted upwards for each subsequent contract year by any increase in the Producer Price Index during the twelve month period ending on the last day of the third month preceding the end of the current contract year. [*] will notify Customer of such price adjustments at least 60 days prior to the end of each contract year and will furnish Customer a revised Exhibit D to this Agreement.

3.03 [*] shall also be authorized to pass through any cost increases for raw materials and packaging components provided by [*] to the extent such increases would cause total cost of goods of finished Products to increase by more than 2%. [*] will advise Customer in writing of any such cost increases quarterly at the time [*] confirms in writing Customer's purchase order. Upon Customer's request, [*] will furnish supporting documentation therefor.

3.04 [*] shall notify Customer of the date when Products are ready for shipment to Customer. [*] shall invoice the Customer for Products on the date the Products are shipped, provided, however, that [*] shall immediately invoice Customer for Products for which [*] has not received shipping instructions from Customer and the common carrier selected by Customer has not picked up the Products within fifteen (15) days of notification from [*] to Customer that such Products are ready for shipment. Payment terms shall be net 30 days from the date of each such invoice. An interest charge of one and one-half percent (1 1/2%) per month or portion of a month shall be charged for late payments.

3.05 In the event Customer shall fail to make any payment when due, [*] shall be authorized to commence or undertake judicial or non-judicial actions to collect the delinquent payment. Customer agrees to pay all costs incurred by [*] in any collection action, including reasonable attorneys fees.


SECTION 4.  LABEL CODES:  QUALITY ASSURANCE

4.01 [*] shall code all labels affixed to each unit of the packaged Products to identify the Product batch. A copy of the coded label for each batch along with a report on the date and number and type of units packaged and labeled shall be promptly forwarded to the Customer.

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4.02 Prior to shipping any Product to the Customer, [*] shall analyze the
     Product for the purpose of determining whether it conforms with the Specifications, such analysis to be made in accordance with methods of analysis to be in compliance with each licensed product Outline of Production as expressed in Section V thereof referenced in Exhibits B and C attached hereto. For each batch of Product delivered to the Customer, [*] shall, concurrently with delivery of notice of Product completion pursuant to Section 3.04 above, deliver to the Customer a certificate of analysis specifying the results of the analysis required to show conformity of the Product to Specifications.

4.03 The Customer shall have 30 days after receipt of the Product to inspect the Product and reject the same. If the Product is rejected, written notice must be given to [*] no later than 30 days after receipt by the Customer. In the event it is determined through consultation between both parties, or by a third party acceptable to and at the shared expense of both parties, that any Product shipped by [*] hereunder does not conform with the Specifications, at the Customer's option, (i) [*] shall be relieved of any obligation to deliver any Product with respect to the non-conforming shipment and in such case [*] shall credit against future purchases by Customer the purchase price of such non-conforming Product paid by Customer together with any shipping costs paid by the Customer for delivery of such non-conforming Product, or (ii) [*] shall replace the non-conforming Product with substitute Product which conforms with said Specifications and any other requirements of this Agreement, within the time agreed to by both parties, in which case the Customer shall pay to [*] amounts in accordance with Section 3 hereof based on the substitute shipment. The non-conforming Product shall become the property of and returned to [*] at [*]'s expense. [*] shall dispose of such Product at its own expense according to all appropriate regulations.

4.04 [*] shall substitute Product at no cost to the Customer to complete any Product recall required by subsequent determination that the Product was not produced in accordance with Specifications when released to the Customer or was not produced in compliance with applicable USDA regulations. The Customer shall be responsible for all other recalls.

4.05 [*] shall promptly communicate in writing to Customer all inquiries or complaints about the Products made to [*] by customers of the Customer. Any testing of Products by [*] done as a result of a request or complaint of a customer of the Customer shall be at the Customer's expense, if approved by the Customer in writing prior to the testing.

4.06 All Products with the exception of [*] shall be delivered at least 18 months in advance of the shelf expiration date for such Products. The [*] shall be delivered at least 12 months in advance of the shelf expiration date for the [*]. Unless otherwise specifically and mutually agreed to in writing by both parties, Products with less than the minimum expiration dating may be accepted at the discretion of Customer. Customer is responsible for the cost and handling of all outdated Products.

4.07 The remedies described in this Section 4 are exclusive and in lieu of any other remedy Customer would otherwise have against [*] with respect to defective Products or any breach of [*]'s warranty contained in Section 1.02; provided, that this section shall not limit [*]'s indemnity obligation set forth in Section 13 with respect to third party claims.


SECTION 5.  FORECASTS; ORDER PROCEDURES; DELIVERIES

5.01 Except to the extent the parties may otherwise agree in writing with respect to a particular shipment, at least sixty (60) days prior to the beginning of each calendar quarter the Customer shall give [*] a firm written purchase order or orders for the types and quantities of the Products for the upcoming calendar quarter with required delivery dates. [*] shall not be obligated to manufacture and supply any quantity or type of Products until it shall have confirmed in writing Customer's purchase order. [*] agrees that with respect

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     to Products covered by a purchase order confirmed by it in writing, the
     Products shall be available for shipment on the specified delivery dates, except to the extent it is prevented from doing so due to conditions beyond its control as provided in Section 9. The terms and conditions of the Customer's purchase orders shall apply to any Products purchased hereunder, provided they are not in conflict with the terms and conditions of this Agreement. Any terms and conditions on either a Customer purchase order or a [*] acknowledgement or any other document relating to the purchase, sale or transfer of Products between the parties, which are in conflict with, diminish or are additive to any of the terms of this Agreement, shall be null and void and without legal effect unless they are agreed to by way of the signatures of both parties on a single document which plainly expresses an intention to alter such terms (and expressly refers to this Section 5.01 by number). All orders shall be placed in full batch sizes as described in Exhibit D hereto.

5.02 Within 15 days after the date hereof, Customer will furnish [*] a written forecast of the quantities and types of Products that Customer anticipates it will order from [*] during the first twelve (12) months of this Agreement. Each time Customer furnishes its purchase order pursuant to
     Section 5.01 to [*], Customer will also furnish revised written estimates of the quantities it anticipates it will order during the succeeding twelve
     (12) month period. The forecasts will not be deemed binding commitments, but are for the purpose of enabling [*] to more effectively schedule the use of its facilities.

5.03 The terms of delivery of the Products shall be F.O.B. [*] plant properly packaged to prevent damage during shipment. [*] shall ship the Products at Customer's expense and in accordance with Customer's instructions. Title and risk of loss of the Products shall pass to the Customer upon the earlier of: (i) delivery of the Products to the insured common carrier selected by Customer, or (ii) seven (7) days following [*]'s notification to Customer that Products are ready for shipment.

5.04 [*] agrees to store the Products as required by the Customer for a period not to exceed thirty (30) days from the date [*] notifies Customer the Products are ready for shipment. With respect to Products that are not picked up by the common carrier designated by Customer's shipping instructions within thirty (30) days from the date [*] notifies Customer the Products are ready for shipment, [*] shall charge a warehousing fee of two (2%) percent of the invoice amount per month or portion thereof until the Product is shipped.


SECTION 6.  TERM; TERMINATION

6.01 The initial term of this Agreement shall be for a period of sixty (60) months, commencing on the date of this Agreement, and shall automatically renew thereafter for additional renewal terms of twelve (12) months each, unless either party gives written notice to the other at least twelve (12) months prior written notice that it does not wish to renew this Agreement.

6.02 Subject to the provisions of Section 9, if either party hereto shall fail to perform or fulfill, at any time and in the manner herein provided, any obligation or condition required to be performed or fulfilled by such party, and such party fails to remedy such failure within ninety (90) days after receipt of written notice thereof from the nondefaulting party which specifies the particulars of the default, the nondefaulting party may terminate this Agreement, except for those obligations of the parties which by their terms survive termination or expiration hereof. Such termination shall be effective upon delivery of written notice from the nondefaulting party to the defaulting party.

6.03 Upon termination of this Agreement for any reason: (a) Products manufactured pursuant to confirmed purchase orders shall be delivered on the Invoice Delivery Dates and Customer shall pay [*] therefor not later than thirty (30) days thereafter; (b) all raw materials and labeling furnished by Customer shall be promptly returned, paid for by [*] or, if approved by Customer, destroyed by [*] as per USDA guidelines; (c) all costs of unused raw materials, packaging and labeling shall be paid for by Customer unless kept by

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     [*].  All costs of destroying raw materials and labeling or the costs of its returned shipment shall be paid by Customer.


SECTION 7.  REPRESENTATIONS AND WARRANTIES; COVENANTS

7.01 [*] represents and warrants to Customer that:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of [*];

     (b) all corporate acts required to execute and deliver this Agreement have been duly taken by [*]; the execution, delivery and performance hereof by [*] has been duly authorized, and the Agreement, as so executed and delivered, is a valid and binding obligation of [*], enforceable against it in accordance with its terms;

     (c) the execution and delivery of this Agreement by [*], and the performance of its obligations hereunder, does not require the consent of any third party and will not violate, with or without notice, the lapse of time or both, any agreement, contract, license or permit to which [*] is a party or its organizational documents;

     (d) it has, and will maintain, all required manufacturing establishment designations, permits and licenses; and

     (e) has the requisite experience, knowledge and expertise, suitable facilities and qualified personnel to manufacture the Products and to perform its other obligations hereunder in a sound, safe, lawful and workmanlike manner.

7.02 Customer represents and warrants to [*] that:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

     (b) all corporate acts required to execute and deliver this Agreement have been duly taken by Customer; the execution, delivery and performance hereof by Customer has been duly authorized, and the Agreement, as so executed and delivered, is a valid and binding obligation of Customer, enforceable against it in accordance with its terms;

     (c) the execution and delivery of this Agreement by Customer, and the performance of its obligations hereunder, does not require the consent of any third party and will not violate, with or without notice, the lapse of time or both, any agreement, contract, license or permit to which Customer is a party or its organizational documents; and

     (d) it has legal rights to authorize [*] to manufacture the Products on its behalf pursuant to this Agreement and that the manufacture, sale, packaging and labeling of the Products pursuant to this Agreement will not infringe upon any patent, license, trademark or copyright of any third party.

7.03 [*] covenants and agrees that for the duration of this Agreement:

     (a) it shall maintain at all times the physical, technological, managerial, human resources and financial capacity to meet all of Customer's reasonably anticipatable demand for Products hereunder;

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     (b)  subject to the terms hereof, it will maintain USDA licensure at all times on manufacturing facilities and ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct in connection with the manufacture of Products; and

     (c) it shall maintain the original copies of the required regulatory documentation provided to [*] by Customer, including licensing documents for the Products, as per USDA guidelines.

7.04 Customer covenants and agrees that it will provide [*] original copies of the required regulatory documentation, including licensing documents for the Products, as per USDA guidelines.


SECTION 8.  NOTIFICATIONS

8.01 [*] agrees that it will promptly notify the Customer of any contact, claim or other communication by any entity or agency that related to, or may relate to [*]'s ability to perform its responsibilities herein. Any communication, either initiated by [*] or by USDA that references a Product in this Agreement or the submission of any Product will immediately be brought to the attention of the Customer.

8.02 Customer agrees that it will promptly notify [*] of any contact, claim or other communication by any entity or agency that related to, or may relate to Customer's ability to perform its responsibilities herein. Any communication, either initiated by Customer or by USDA that references a Product in this Agreement or the submission of any such Product will immediately be brought to the attention of [*].


SECTION 9.  FORCE MAJEURE

9.01 No party shall be held liable or responsible for failure or delay in fulfilling or performing any obligation of this Agreement in case such failure or delay is due to Acts of God, strikes or other labor disputes, governmental regulations or actions, inability to obtain material, labor, equipment or transportation, or any other condition beyond the reasonable control of the affected party, provided such party has taken reasonable steps to avert such causes or conditions. Each party agrees to give the other party prompt written notice of the occurrence and the nature of any such condition, and the extent to which the affected party will be unable fully to perform its obligation hereunder. Each party further agrees to use all reasonable efforts to correct the condition as quickly as possible.

9.02 [*] shall make a good faith best effort to equitably allocate its available resources and production capacity for the manufacture of Products among the Customer and [*]'s other customers (including production for [*]'s own account); provided, [*] shall not be required to take any action that would cause it to become in default under the terms of any third party contract.

9.03 If, as a result of causes or conditions described in this Section, either party is unable fully to perform its obligations hereunder for any consecutive period of three (3) months, the other party shall have the right to terminate this Agreement upon at least thirty (30) days prior written notice.

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SECTION 10. CONFIDENTIAL INFORMATION

10.01 As used in this paragraph the term, "Confidential Information" shall mean all information disclosed in writing, or by oral communications and confirmed as confidential within thirty (30) days of disclosure, by either party to the other relating to raw materials; product specifications, formulations and compositions; scientific know-how; chemical compound and composition data; manufacturing processes; analytical methodology; product applications including safety and efficacy data; current and future product and marketing plans and projections; and other information of a technical or economic nature related to the Products.

10.02 All Confidential Information disclosed hereunder shall remain the property of the disclosing party and shall be maintained in confidence and not disclosed by the receiving party to any person except to officers, employees and consultants to whom it is necessary to disclose the information for the purpose specified above. Each party shall take all steps it would normally take to protect its own Confidential Information to ensure that the received Confidential Information shall be maintained in confidence and not disclosed.

10.03 Unless otherwise agreed in writing all Confidential Information disclosed hereunder shall be used by the parties only pursuant to and in accordance with this Agreement.

10.04 The obligations of [*] and Customer under this paragraph shall not apply to:

       (a) Information which, at the time of disclosure, is in the public domain or thereafter becomes within the public domain other than as a result of breach of this Agreement; or
       (b) Information which either party can establish was in its possession at the time of disclosure; or
       (c) Information which was received from a third party not under an obligation of confidentiality; or
       (d) Information which either party can establish was independently developed without reference to the information received hereunder.

10.05 Upon termination of this Agreement, [*] and Customer agree to return to the other all written or other physical embodiments of the Confidential Information, except for one record copy. The obligations under this paragraph shall be binding on any affiliate, parent, subsidiary, successor or assign of [*] or Customer as if a party to the Agreement. The obligations of confidentiality and non-use of the Confidential Information under this Agreement shall continue throughout the term of this Agreement and for a period of two (2) years following the termination or expiration of this Agreement.

10.06 With respect to the Products described in this Agreement, the provisions of this paragraph shall supersede the provisions of that certain Non-Disclosure/Confidentiality Agreement previously entered into between the parties.

10.07 Except to the extent required by law, neither party shall disclose to third parties the subject matter or terms of this Agreement or the negotiations giving rise to this Agreement.


SECTION 11. OWNERSHIP OF INTELLECTUAL PROPERTY

11.01 Any and all design, patent, copyright and other relevant ownership and other rights in and to the intellectual property aspects of the Products which are the subject of this Agreement and all modifications, adjustments, changes and derivatives thereto and thereof (collectively, the "Rights") shall belong exclusively to Customer, and no such ownership shall be in [*]. [*] shall own the raw materials and Products, subject to any security interest, until title passes pursuant to Section 5.03. [*] agrees that it does not have, and will not claim, any Rights in any Product delivered pursuant to this Agreement or aspect thereof. [*] covenants that it will not,

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     in the process of manufacturing or testing any product hereunder, violate any Right of any person. [*] agrees not to affix its trademark or trade name (or any trademark or trade name which is not expressly authorized in writing by Customer to be so affixed) on any Product delivered hereunder.


SECTION 12. MISCELLANEOUS

12.01 All notices or other communications provided for in this Agreement shall be in writing and shall be considered delivered upon the latest of actual receipt, or personal or courier delivery, or sending by facsimile with confirmation of receipt in good order requested and received, or on the
                                                                   --
       fourth business day after they are deposited in the United States mail, certified first class or air mail postage prepaid, addressed to the respective parties as follows:

     (a)  If to [*]:
          [*]

     (b)  If to Customer:
          Synbiotics Corporation
          16420 Via Esprillo
          San Diego, CA  92127-1702
          ATTN:  Clifford Frank
          Fax (619) 451-3826

               With a copy to:

               Brobeck, Phleger & Harrison
               550 West "C" St.
               Suite 1300
               San Diego, CA  92101
               ATTN:  Hayden J. Trubitt
               Fax (619) 234-3848

       The parties may, at any time, change their addresses or other information in this Section by written notice delivered under this Section.

12.02 [*] is and shall always remain an independent contractor in its performance of this Agreement. The provisions of this Agreement shall not be construed as authorizing or reserving to the Customer any right to exercise any control or direction over the operations, activities, employees, or agents of [*] in connection with this Agreement except to the extent required by law, it being understood and agreed that the control and direction of such operations, activities, employees, or agents shall otherwise remain with [*]. Neither party to this Agreement shall have any authority to employ any person as an employee or agent for or on behalf of the other party to this Agreement, nor any person performing any duties or engaging in any work at the request of such party, shall be deemed to be an employee or agent of the other party to this Agreement.

12.03  Law Governing and Venue:

       (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California (as to proceedings initiated by [*]) or [*] (as to proceedings initiated by Customer) as if the Agreement had been delivered in such State and all acts performed or required to be performed hereunder have been performed entirely within that State.

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     (b) Any dispute or controversy arising out of or relating to this
         Agreement, any document or instrument delivered pursuant to, or in connection with, or simultaneously with this Agreement; or any breach of this Agreement or any such document or instrument, shall be resolved (as to proceedings initiated by [*]) in San Diego, California, or (as to proceedings initiated by Customer) in [*].

12.04 Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.05 No modification or waiver of any provision of this Agreement shall be effective unless the modification is made in writing and signed by both parties, and the same shall then be effective only for a period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between [*] and the Customer or delay or failure to exercise any rights hereunder shall operate a waiver of such rights or preclude the exercise of any other rights hereunder.

12.06 Termination or expiration of this Agreement shall not relieve either party from any obligation under this Agreement which may have accrued prior thereto or which survives by its terms.

12.07 The captions set forth in this Agreement are for convenience only and shall not be used in any way to construe or interpret this Agreement.

12.08 Neither party to this Agreement may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party; except that either party may assign its rights and delegate its obligations hereunder without prior consent of the other party to any successor entity by way of merger, consolidation, or reorganization. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which it has hereunder. Any consent required shall not be unreasonably withheld.

12.09 This Agreement (including the Exhibits hereto) constitute the entire understanding of the parties with respect to the subject matter hereof and supersede all prior negotiations or communications, however given, regarding the subject matter hereof. There are no other understandings, representations or warranties of any kind, express or implied.

12.10  Dispute Resolution, Arbitration:

     (a) Customer and [*] agree that in the case of a dispute or difference of any kind, the parties in the first instance shall attempt to settle the dispute amicably.

          All disputes and differences of any kind arising under this Agreement, or arising between the parties including the existence or continued existence of this Agreement and the arbitrability of a particular issue which cannot be settled amicably by the parties shall be submitted to arbitration. The arbitration shall be conducted in [*] (as to proceedings initiated by Customer) or San Diego, California (as to proceedings initiated by [*]), and shall be finally settled in accordance with the Rules of Arbitration of the American Arbitration Association in [*] (as to proceedings initiated by Customer) or San Diego (as to proceedings initiated by [*]) by one or more arbitrators appointed in accordance with the above-mentioned Rules.

          The decision of the arbitration tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction, and no party shall seek redress against the other

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          in any court or tribunal except solely for the purpose of obtaining execution of the arbitration award or of obtaining a judgement consistent with the reward.

     (b) During any adjudication pursuant to Section (a) of this paragraph, the Customer and [*] shall continue to fulfill their respective obligations under this Agreement, unless the subject matter of the dispute is of such a nature that this is by no means possible until the dispute has been finally settled.

12.11 This Agreement is for the benefit of the parties hereto and is not intended to, and shall not be construed as benefitting or creating rights in any person or entity other than the signatories hereto.

12.12 [*] acknowledges and agrees that the legal remedies available to Customer in the event [*] violates the covenants and agreements made in this Agreement would be inadequate and that Customer shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which Customer may have at law or in equity.


SECTION 13. INDEMNIFICATION

13.01 [*] hereby agrees to defend, indemnify and hold the Customer harmless against any and all expense, including reasonable attorneys fees and court costs, damages, claims and liabilities arising out of (a) any breach of warranty hereunder or material non-fulfillment or non-performance by [*] of any agreement, covenant or obligation of [*] under this Agreement; or (b) [*]'s failure to manufacture a Product in compliance with its Specifications.

13.02 The Customer hereby agrees to defend, indemnify and hold [*] harmless against any and all expense, including reasonable attorney fees and court costs, damages, claims and liabilities arising out of (a) a material non-fulfillment or non-performance by Customer of any agreement, covenant or obligation of Customer under this Agreement; (b) the use by the Customer or customers of the Customer of the Product, sale or distribution by the Customer of any of the Product which has been manufactured in compliance with the Specifications and (c) any alleged patent, trademark or copyright infringement.

13.03 In the event either party incurs, or expects to incur expenses, damages, claims, or liability for which it intends to seek indemnification from the other party, the party claiming indemnification (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") and will permit the Indemnitor at the Indemnitor's sole discretion, to settle any such claim or suit and agrees to the complete control of such defense or settlement by the Indemnitor, and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided in the Agreement. The Indemnitee, its employees and agent(s) shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claims or suits covered by the indemnification provisions of this Agreement.

13.04 [*] will maintain insurance in amounts meeting statutory requirements to protect [*] and the Customer from claims under any Worker's Compensation Acts and will maintain general comprehensive personal liability insurance in the minimum amount of $500,000 for any one occurrence to protect [*] and Customer from any other damages from personal injury, including death, which may be sustained by [*]'s agents, servants or employees and the general public and/or claims of property damage which might be sustained from any one of them due to the negligence of [*]. [*] shall, upon request, furnish the Customer a certificate of insurance.

13.05 The provision of this Section 13 shall survive the expiration or termination of this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duty authorized representatives:

[*]                                      SYNBIOTICS CORPORATION

By     [*]                               By     Robert L. Widerkehr
       --------------------                     ---------------------
Title  President - C.O.O.                Title  President - C.E.O.
       --------------------                     ---------------------
Date   7/3/95                            Date   6/30/95
       --------------------                     ---------------------

                                   EXHIBIT A

                       PRODUCTS, PROCESSES, AND SERVICES

                                      [*]

                                   EXHIBIT B

                            COMPONENT SPECIFICATIONS

                                      [*]

CONTRACT MANUFACTURING AGREEMENT
between [*] and Synbiotics Corporation
Date:

                                   EXHIBIT C

                        FINISHED PRODUCT SPECIFICATIONS

                                      [*]

                                   EXHIBIT D

                                PRICE/BATCH SIZE

                                      [*]

                                   EXHIBIT E


Addition of New Products/Process Improvements/Changes
-----------------------------------------------------

a.   Addition of New Products

Pricing of New Products will be negotiated on a case by case basis.

b.   Process Improvements/Changes

Pricing of New Products will be negotiated on a case by case basis.

If additional capital equipment is added at [*] to improve the efficiency of [*]'s manufacture of the Products, and if Customer fund the acquisition cost of this equipment resulting reductions in [*]'s cost of manufacturing the Products, efficiencies will be passed on to Customer in the from of reduced prices for the Products. The specific terms of this arrangement will be agreed to separately by the parties.